UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2006
KONA GRILL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51491	20-0216690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7150 East Camelback Road, Suite 220
Scottsdale, Arizona 85251

(Address of Principal Executive Offices) (Zip Code)
(480) 922-8100

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KONA GRILL, INC.
FORM 8-K
CURRENT REPORT
Item 1.01 Entry Into a Material Definitive Agreement
     On May 4, 2006, our Board of Directors approved a salary of $7,500 per month for Marcus E. Jundt as consideration for his service as our Interim President and Chief Executive Officer. We do not have a formal written employment agreement with Mr. Jundt.
     In addition, we granted to Mr. Jundt options to purchase 100,000 shares of common stock pursuant to our 2005 Stock Award Plan. One fourth of the options will vest and become exercisable on each of August 4, 2006, November 4, 2006, February 4, 2007, and May 4, 2007.
Item 7.01 Regulation FD Disclosure
     Kona Grill, Inc. (the “Registrant”) is furnishing this report on Form 8-K in connection with the disclosure of information in the form of the textual information from a slide show presentation given at a series of meetings with analysts during the weeks of May 8, 2006 and May 15, 2006.
     The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.
     The Registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Registrant’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.
     The text included with this Report is available on the Registrant’s website located at www.konagrill.com, although the registrant reserves the right to discontinue that availability at any time.
Item 9.01 Financial Statements and Exhibits

(a	)	Financial Statements of Business Acquired.

Not applicable.

(b	)	Pro Forma Financial Information.

Not applicable.

(c	)	Exhibits.

Exhibit Number	Description
99.1	Presentation: Investor Presentation; May 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2006	KONA GRILL, INC.
	By:	/s/ Mark S. Robinow
Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Presentation: Investor Presentation; May 2006